Exhibit 99.7
PANCON/UM DEED
THIS DEED is made this 23rd day of December, 1992.

BETWEEN	PANCONTINENTAL MINING LIMITED a company formed under Queensland, Australian law (and including its wholly-owned subsidiary Pancontinental Mining (Guinea Gold) Pty. Limited, a company formed under Northern Territory, Australian law) hereinafter called “Pancon”,

AND	n.v. UNION MINIERE s.a. a company formed under Belgian law (and Including Its wholly owned subsidiary n.v. Financial and Investments Company s.a. a company formed under Belgian law) hereinafter called “UM”.
WHEREAS
A.	Pancon and UM have entered into a shareholder’s agreement (the “Shareholder’s Agreement”) of 6th July, 1988.

B.	Pancon and UM have entered into a further agreement (the “Principles of Agreement”) of 5th July, 1991 whereby PML and UM agreed certain principles inter se in relation to the Siguiri Project in Guinea which varies certain terms of the Shareholder’s Agreement.

C.	Pancon and UM have entered into a guarantee (the “Siguiri Guarantee”) of 26th September, 1991 whereby UM guaranteed to Pancon the payment of and observance of certain events and obligations in relation to the Siguiri Project.

D.	UM is on or soon after the date hereof to enter into on behalf of itself and Pancon an option agreement with Golden Shamrock Mines Limited a company formed under Victoria, Australian law (hereinafter called “GSM”) (the “Option Agreement”), to sell the interests of Pancon and UM in Chevaning Mining Company Limited (“Chevaning”) and otherwise deal with matters in relation to the Siguiri Project.

E.	The parties hereto wish to confirm certain understandings between themselves in relation to the aforesaid agreements and guarantee as hereinafter set out.

NOW THEREFORE in witness of the above-mentioned premises and for other valuable consideration, including the payment of US$10 (the receipt of which is hereby acknowledged) the sufficiency of which consideration is hereby agreed and acknowledged, the parties hereto agree and declare as follows:
1.	Pancon shall sign the Power of Attorney in favour of UM in the form attached hereto as Annexure “A” provided that in exercising powers pursuant to such Power of Attorney UM agrees not to act in a manner inconsistent with or contrary to the provisions of this Deed, the Principles of Agreement, the Siguiri Guarantee, the Shareholder’s Agreement and the Option Agreement.

2.	The entering into the Option Agreement by UM with GSM on behalf of itself and Pancon and the exercise of the option thereunder or the failure to exercise the option thereunder shall be without prejudice to the respective rights and obligations of Pancon and UM under this Deed, the Principles of Agreement, the Siguiri Guarantee, the Shareholder’s Agreement and the Option Agreement.

3.	UM confirms that it holds the benefits and rights pursuant to the Option Agreement for and on behalf of itself and Pancon (other than in relation to Clause 6.14 of the Option Agreement) and in particular UM agrees with Pancon that:
(i)	The benefit of any royalty arising under Clause 6.9 of the Option Agreement shall be shared between UM and Pancon, as set forth in the Principles of Agreement. UM shall keep Pancon advised in writing on a monthly basis of all matters arising under the Option Agreement and shall promptly advise Pancon in writing as and when any part of the Royalty becomes due and payable under the Option Agreement. UM shall promptly distribute to Pancon its share of the Royalty as and when it becomes due and payable and shall otherwise provide monthly written reports to Pancon on the status of any Royalty payments,

(ii)	If Clause 6.7 of the Option Agreement becomes operative, UM shall become entitled to a retransfer of the shares in Chevaning for and on behalf of itself and Pancon as if such Option Agreement had not been entered into, and

(iii)	If UM ceases to be entitled to the benefit of any Royalty under Clause 6.9 of the Option Agreement, whether by assignment or otherwise, it shall procure its assignee or GSM, at Pancon’s option, to have Pancon’s royalty entitlement and interest assigned direct to Pancon or otherwise paid direct to Pancon according to arrangements satisfactory to Pancon.

4.	Without prejudice to Clause 3 hereof copies of any reports and information provided to UM pursuant to the Option Agreement shall be promptly provided by UM to Pancon.

5.	It is acknowledged by the parties hereto that UM shall remain solely liable and responsible for those matters including obligations, representations and warranties arising under the Option Agreement. UM shall procure GSM to acknowledge and agree that GSM shall have no recourse against Pancon for the failure by UM to perform any of its obligations under the Option Agreement or otherwise and for Pancon to have the right at reasonable times and on reasonable notice to inspect the Siguiri Project and to audit the books of account of the Siguiri Project.

6.	Upon reasonable request made to UM, UM shall obtain such information as it is able to receive from GSM, in relation to the Siguiri Project and provide it promptly to Pancon.

7.	The parties agree to keep any Information provided under this Agreement confidential except that Pancon shall be entitled to disclose to any party sharing its entitlement to the Royalty or otherwise to which Pancon may have reporting obligations in relation to the Siguiri Project Information in relation to such Royalty and the Siguiri Project generally. Pancon shall be entitled to freely assign or otherwise deal with its Royalty Interest to a third party.

8.	UM acknowledge the right of Pancon’s nominees as directors of Chevaning and Galiena Mining Company Limited to resign and in the case of resignation of such directors Pancon shall not be obliged to nominate new directors but Pancon reserves its rights to do so under the Shareholder’s Agreement pending exercise of the option under the Option Agreement. UM confirms that its directors shall not act in a manner inconsistent with or contrary to the Principles of Agreement and this Deed.

9.	This Agreement shall be governed by and construed according to the laws of England and the parties hereto agree to submit to the jurisdiction of its Courts.

10.	All notices, requests, demands, consent, approvals, agreements or other communications to or by a party to this Deed shall:
(a)	be in writing addressed to the address of the recipient shown in this Deed or to such other address as it may have notified the sender;

(b)	be signed by an Authorised Officer of the sender; and

(c)	be sent by letter, delivered by hand or by telex or facsimile and shall be deemed to be duly given or made:
(i)	(In the case of delivery in person) when delivered to the recipient at such address;

(ii)	(In the case of delivery by post), upon actual receipt by the addressee;

(iii)	(In the case of telex) on receipt by the sender of the answerback code of the recipient at the end of transmission;

(iv)	(In the case of facsimile) on receipt by the addressee of a letter, telex or hand delivered confirmation, if such delivery or receipt occurs on a non business day or is later than 4.00pm (local time) on a day on which business is generally carried on in the place to which such communication is sent, it shall be deemed to have been duly given or made at the commencement of business on the next such day in that place.

Any communication by facsimile transmission shall be confirmed by delivery in person, post or telex, and shall be deemed to be duly given or made as provided in sub-paragraph (c).

The facsimile, telex and telephone numbers and contact personnel in the case of UM and Pancon are;

UM:

Telephone:	32 2 778 8342
Telex:
Facsimile:	32 2 778 8913
Attention;	General Counsel

Pancon:

Telephone:	61 2 256 2000
Telex:	AA 22852
Facsimile:	612 241 1499
Attention:	General Counsel
11.	Any notice demand consent in writing or other communication requiring to be given or made pursuant to this Deed shall be sufficient if, in the case of UM or Pancon, it is signed by an Authorised Officer of UM or Pancon as the case may be.

12.	(a)	No failure to exercise and no delay in exercising any right, power or remedy under this Deed by Pancon shall operate as a waiver, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

	(b)	The rights, powers and remedies provided to Pancon in this Deed are cumulative and not exclusive of any rights, powers or remedies provided by law.
13.	Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Deed or affect such provision in any other jurisdiction.

14.	To the full extent permitted by law all legislation which at any time directly or indirectly:
(a)	lessens or otherwise varies or affects in favour of UM any obligation under this Deed; and

(b)	delays or otherwise prevents or prejudicially affects the exercise by Pancon of any right, power or remedy conferred by this Deed,

Is negatived and excluded from this Deed.
15.	This Deed may be executed in any number of counterparts. All such counterparts taken together shall be deemed to constitute the one instrument.

16.	UM acknowledges that:
(a)	it has not executed this Dead as a result of or by reason of any promise, representation, statement or information of any nature or kind whatsoever given or offered to it by or on behalf of Pancon; and

(b)	except as provided in this Deed Pancon was not prior to the execution of this Deed by UM and thereafter under any duty to disclose to UM or to do or execute any matter or thing relating to the affairs of Pancon.

17.	If any inconsistency arises between this Deed, the Option Agreement, the Principles of Agreement, the Shareholder’s Agreement and the Siguiri Guarantee, the provisions of the Principles of Agreement and the Siguiri Guarantee shall prevail.
IN WITNESS WHEREOF the parties hereto hereof execute this Deed of the day and year first above written.

Signed for and on behalf of	)
n.v. UNION MINIERE by its	)
duly authorised officers	)
in the presence of:	)

Witness	Director

Witness	Director

Signed for and on behalf of	)
PANCONTINENTAL MINING LIMITED	)
by its duly authorised officer	)
in the presence of:	)

Witness	Director

Annexure “A”
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that PANCONTINENTAL MINING LIMITED (the “Company”) hereby nominates, constitutes and appoints Mr. Alain Godefroid, General Counsel of N.V. UNION MINIERE S.A., (the “Attorney”) as its true and lawful attorney in the name and on behalf of the Company:
A.	To authorise the entry into and delivery of the Option Agreement (the “Option Agreement”), to the extent the provisions of such agreement are applicable to the Company, in the form attached hereto as Annexure ‘A’ being identified as “Execution Copy December, 1992” between N.V. UNION MINIERE S.A., a company formed under Belgian law and GOLDEN SHAMROCK MINES LIMITED, a company formed under Victoria, Australian law, with such changes the Attorney will deem appropriate after prior approval from the Company.

B.	To execute and deliver all other agreements, deeds, documents, instruments and assurances and do all acts and things as the Attorney executing and delivering or doing the same shall deem appropriate or as required or contemplated by the Option Agreement to be executed and delivered or done by or on behalf of the Company, subject to prior approval from the Company.
The Company hereby agrees to ratify and confirm whatsoever the Attorney may do in exercise of the power hereby conferred but subject to the terms of such power and the Company hereby declares that this Power of Attorney shall continue into force until notice of the revocation hereof shall have been received by the Attorney named herein.
The Company hereby further undertakes with GOLDEN SHAMROCK MINES LIMITED and N.V. UNION MINIERE S.A. that in the event that GOLDEN SHAMROCK MINES LIMITED or any permitted assignee exercises the Option (as defined in the Option Agreement) the Company will perform in a proper and timely manner to enable N.V. UNION MINIERE S.A, to perform its obligations under the Option Agreement and in particular the obligations set forth in Clause 5.3 (1) of the Option Agreement.
Notwithstanding any other provision of this Power of Attorney the Attorney shall not act in a manner inconsistent with or in conflict with the Deed of       December, 1992 named the “Pancon/UM Deed” between the Company and N.V. UNION MINIERE S.A.

IN WITNESS WHEREOF this Power of Attorney has been duly executed this          day of December, 1992.

THE COMMON SEAL Of	)
PANCONTINENTAL MINING LIMITED	)
was hereunto affixed in	)
accordance with Its Articles	)
of Association in the	)
presence of:	)
Director

Secretary/Authorised Signatory